Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form F-3 (Nos. 333-159955, 333-163063, 333-171203, 333-172655 and 333-177670) and the related prospectuses and Form S-8 (Nos. 333-141525, 333-147805 and 333-165722) of Rosetta Genomics Ltd. of our report dated April 2, 2012 with respect to the consolidated financial statements of Rosetta Genomics Ltd. and its subsidiaries, included in this Annual Report (Form 20-F) for the year ended December 31, 2011.

Tel-Aviv, Israel	/s/ Kost Forer Gabbay & Kasierer
April 2, 2012	A Member of Ernst & Young Global